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                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                   PANAVISION INC.

                                   * * * * * * * *

          This Amended and Restated Certificate of Incorporation of Panavision Inc., formerly known as WP/GP, Inc., restates, integrates and amends the original Certificate of Incorporation of the corporation which was filed with the Secretary of State of Delaware on November 21, 1990, as amended on May 7, 1996 and July 12, 1996, and has been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          SECTION 1.  The name of the corporation (the "Corporation") is:
PANAVISION INC.

          SECTION 2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          SECTION 3. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          SECTION 4.  The total number of shares of stock
which the Corporation shall have authority to issue is 52,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, each of which shall have a par value of $.01 per share. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased by the Board of Directors.

          SECTION 5. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in said resolutions providing for the issuance of such shares of Preferred Stock.


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          SECTION 6.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote.

          SECTION 7. Except as may be provided by law, by this Certificate of Incorporation or by the resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

          SECTION 8. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

          SECTION 9.  On the date on which this Amended and Restated
Certificate of Incorporation is filed with the Office of the Secretary of the State of Delaware, each issued and outstanding share of the Corporation's Common Stock, par value $.01 per share, shall be exchanged, ipso facto, for 1,413 shares of the new Common Stock, par value $0.01 per share.

          SECTION 10. In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire Board of Directors.

          SECTION 11.  Whenever a compromise or arrangement is
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the



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case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

          SECTION 12.  Elections of directors need not be by written ballot.

          SECTION 13. (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


             (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 13.

             (c) The indemnification and other rights set forth in this
Section 13 shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

             (d) Neither the amendment nor repeal of this Section 13, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with Section 13, subparagraph (a),
(b) or (c), shall eliminate or reduce the effect of this Section 13, subparagraphs (a), (b) and



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(c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this
Section 13, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

             (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                (iv) shall have derived an improper
      personal benefit.

          If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          SECTION 14. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

         SECTION 15. The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in




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any manner permitted by the General Corporation Law of the State of Delaware,
as amended from time to time, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

         IN WITNESS WHEREOF, PANAVISION INC. has caused this Amended and Restated Certificate of Incorporation of the Corporation to be signed by the undersigned, this ____ day of ____________, 1996.


                                        PANAVISION INC.

                                        By:  ____________________
                                             Name:
                                             Title:












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